Exhibit 99.2

COGENT PARTNERS, LP

CONSOLIDATED FINANCIAL STATEMENTS
~UNAUDITED~

QUARTER ENDED
MARCH 31, 2015

COGENT PARTNERS, LP

UNAUDITED CONSOLIDATED BALANCE SHEET
MARCH 31, 2015

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$9,635,493
Accounts receivable	11,077,482
Prepaid expenses	418,513
Other current assets	138,095
Total current assets	21,269,583

PROPERTY AND EQUIPMENT, net	1,214,433

OTHER ASSETS	651,166

Total assets	$23,135,182

LIABILITIES & PARTNERS CAPITAL

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$3,634,180
State income tax payable	265,054
Foreign income tax payable	1,935,678
Other current liabilities	153,892
Due to Partners	746,363
Guaranteed payments payable	2,472,126
Total current liabilities	9,207,293

OTHER LONG-TERM LIABILITIES	413,508

COMMITMENTS

PARTNERS’ CAPITAL:
Partners’ capital attributable to Cogent Partners, LP	13,333,890
Non-controlling interests	180,491
Total partners’ capital	13,514,381

Total liabilities and partners’ capital	$23,135,182

See accompanying notes to these unaudited consolidated financial statements.

COGENT PARTNERS, LP

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDING MARCH 31, 2015

FEES FOR SERVICES	$10,522,718

EXPENSES:
Guaranteed payments, salaries and benefits	6,070,340
General and administrative	2,675,927
Depreciation and amortization	94,283
Total expenses	8,840,550

INCOME FROM OPERATIONS	1,682,168

OTHER INCOME:
Interest income	21,594
Gain on sale of assets	302,320
Total other income	323,914

INCOME BEFORE INCOME TAXES	2,006,082

Foreign income taxes	2,441
State income taxes	66,721
Total income taxes	69,162

NET INCOME	1,936,920

LESS: INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	8,706

NET INCOME ATTRIBUTABLE TO COGENT PARTNERS, LP	$1,928,214

See accompanying notes to these unaudited consolidated financial statements.

COGENT PARTNERS, LP

UNAUDITED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2015

NET INCOME	$1,936,920

OTHER COMPREHENSIVE LOSS –
Foreign currency translation adjustments, net of related income taxes	(121,531)

LESS: INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	8,706

COMPREHENSIVE INCOME	$1,806,683

See accompanying notes to these unaudited consolidated financial statements.

COGENT PARTNERS, LP

UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS’ CAPITAL
FOR THE THREE MONTHS ENDED MARCH 31, 2015

								Total
								Partners’
							Accumulated	Capital
			Limited Partners				Other	Attributable to		Total
	General Partner		Preferred		Common		Comprehensive	Cogent	Non-controlling	Partners’
	Units	Amount	Units	Amount	Units	Amount	Income/(Loss)	Partners, LP	Interests	Capital

BALANCE, December 31, 2014	100	$6,052	12,882	$1,666,917	118,628	$16,732,671	$(203,589)	$18,202,051	$226,391	$18,428,442

Distributions	-	(4,838)	-	(948,388)	-	(6,011,468)	-	(6,964,694)	(54,606)	(7,019,300)
Partner unit issuances	-	-	-	-	1,372	615,000	-	615,000	-	615,000
Repurchase of partner units	-	-	-	-	(625)	(325,150)	-	(325,150)	-	(325,150)
Comprehensive income:
Foreign currency translation	-	-	-	-	-	-	(121,531)	(121,531)	-	(121,531)
Net income	-	1,404	-	248,419	-	1,678,391	-	1,928,214	8,706	1,936,920

Comprehensive income	-	1,404	-	248,419	-	1,678,391	(121,531)	1,806,683	8,706	1,815,389

BALANCE, March 31, 2015	100	$2,618	12,882	$966,948	119,375	$12,689,444	$(325,120)	$13,333,890	$180,491	$13,514,381

See accompanying notes to these unaudited consolidated financial statements.

COGENT PARTNERS, LP

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,936,920
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	89,782
Unit-based compensation	750,034
Changes in operating assets and liabilities:
Accounts receivable	190,097
Prepaid expenses and other	13,557
Other assets	1,939,097
Accounts payable and accrued expenses	(4,002,747)
State income taxes payable	47,431
Other liabilities	812,806
Guaranteed payments payable	(6,758,743)
Net cash used in operating activities	(4,981,766)

CASH FLOWS FROM INVESTING ACTIVITIES –
Purchases of property and equipment	(80,002)
Net cash used in investing activities	(80,002)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from partner unit issuances	615,000
Repurchase of partner units	(325,150)
Distributions to non-controlling interest holders	(54,606)
Distributions to partners	(6,964,694)
Net cash used in financing activities	(6,729,450)

Effect of exchange rate changes on cash	(202,416)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(11,993,634)

CASH AND CASH EQUIVALENTS, beginning of year	21,629,127

CASH AND CASH EQUIVALENTS, end of year	$9,635,493

SUPPLEMENTAL INFORMATION:
Cash paid for income taxes	$69,162

See accompanying notes to these unaudited consolidated financial statements.

COGENT PARTNERS, LP

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
Cogent Partners, LP (“Cogent”) is a limited partnership organized under the laws of the State of Texas. Cogent began operations in February 2002, and provides investment consulting and advisory services to institutional private equity investors and other related institutions. The General Partner is Cogent GP, LLC, a Texas limited liability company.

The consolidated financial statements of Cogent include the accounts of its wholly owned subsidiary, Cogent Partners Asia PTE. LTD (“CP Asia”) a limited exempt private company organized under the laws of the Republic of Singapore, and the accounts of Cogent Partners Europe, LLP (“CP Europe”), a registered broker-dealer based in London, England, of which Cogent owns a 98.99% limited partnership interest, and the accounts of CP Cogent Securities, LP (“CPCS”), a registered broker-dealer and limited partnership organized under the laws of the State of Texas, of which Cogent owns a 99.9% limited partnership interest (collectively, the “Partnership”). CP Asia was incorporated on the May 12, 2014 and began operations in June 2014. CPCS was organized in October 2002 and began operations on April 1, 2003. CPCS assists investors in reselling their private equity portfolios to institutional buyers and accredited investors in nonpublic transactions in the secondary market. CP Europe began operations in 2006. Intercompany balances and transactions are eliminated in consolidation.

The limited partners shall not be personally liable for any of the debts or obligations of the Partnership, and the liability of any limited partner to the Partnership shall be limited to the balance of their individual capital account balance.

On April 1, 2015, Greenhill & Co., Inc. (“Greenhill”) acquired the Partnership. Pursuant to the Unit Purchase Agreement (as amended, the “Unit Purchase Agreement”) among the equity holders of the Partnership and Greenhill, Greenhill acquired 100% ownership of the Partnership in exchange for a combination of (i) approximately $44.0 million in cash and 779,460 shares of Greenhill common stock paid at the closing of the acquisition and (ii) approximately $18.9 million in cash plus 334,054 shares of Greenhill common stock payable in the future if certain agreed revenue targets are achieved.

Cash and Cash Equivalents
Cash and cash equivalents include cash on hand, amounts due from banks, and all highly liquid investments with initial maturities of three months or less. The Partnership maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Partnership has not experienced any losses from such accounts and believes it is not exposed to any significant risk of loss.

Accounts Receivable
Accounts receivable consist of transaction, consulting, and advisory fees. The Partnership does not extend credit to its clients. No interest is charged on past due balances. Management analyzes accounts receivable on a periodic basis and accounts are reserved when they are considered doubtful and written off when they are deemed uncollectible. At March 31, 2015, all accounts receivable were considered collectible and an allowance for doubtful accounts unnecessary.

Concentrations of Credit Risk
The Partnership’s customer base is non-recurring and management believes the loss of certain customers would not have a material impact on the financial statements.

COGENT PARTNERS, LP

NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments
The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable, and accrued expenses approximate fair value because of the short maturities of these instruments.

Accumulated Other Comprehensive Income
Accumulated other comprehensive income, which is reported in the accompanying consolidated statement of equity and comprehensive income, consists of gains and losses affecting equity that are excluded from net income under accounting principles generally accepted in the United States of America. The components of accumulated other comprehensive income consist of foreign currency translation gains and losses.

Foreign Currency Translation
The primary currency in which Cogent conducts business is the U.S. dollar. Assets and liabilities of subsidiaries and investments for which the functional currency is other than the U.S. dollar are translated at the current exchange rate at each reporting period. Contributed capital accounts are translated using the historical rate of exchange when capital is contributed. Income statement items for these investments are translated at the average exchange rate over the reporting period. The resulting translation adjustment is recorded as a separate component of accumulated comprehensive income in the Partnership’s consolidated statements of changes in partners’ capital and other comprehensive income.

Property and Equipment
Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives or over the lease term for leasehold improvements, which range from three to ten years. Depreciation and amortization expenses are included in operating expenses on the statement of operations. Such expenses amounted to $94,283 for the quarter ended March 31, 2015. Routine maintenance and repairs are charged to expense as incurred.

Gain on Sale of Assets
Cogent sold the entirety of its Held-to Maturity investments for a gain of $304,194.

Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may be impaired. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less selling costs.

Revenue Recognition
Fees for services are recognized as revenue at the close of the transactions on which the fees are based or when consulting and advisory services are performed.

Income Taxes
Because the Partnership is a limited partnership, the income or loss of the Partnership for federal income tax purposes is included in the tax returns of the individual partners. Accordingly, no recognition has been given to federal income taxes in the accompanying financial statements.

Certain states require the Partnership to pay taxes, and they are recorded as state income tax expense in the accompanying statement of income.

COGENT PARTNERS, LP

NOTES TO FINANCIAL STATEMENTS

The Partnership’s nexus in domestic and foreign jurisdictions expose the partners to income tax reporting in those jurisdictions. The Partnership has elected to file composite returns on behalf of its partners in foreign jurisdiction and has reflected those payments as distributions to partners.

Based on management’s analysis, the Partnership did not have any uncertain tax positions as of March 31, 2015. The Partnership’s federal income tax returns for the periods subsequent to December 31, 2010 remain open for examination by taxing authorities. State income tax returns for Texas and New York for the periods subsequent to December 31, 2009 and 2010, respectively, remain open for examination by taxing authorities. Interest and penalties, and the associated tax expense related to uncertain tax positions, when applicable, will be recorded in income tax expense as the positions are recognized. At March 31, 2015, there were no income tax interest or penalty items recorded in the income statement or as a liability on the balance sheet.

Due to Partners
Represents distributions not paid to partners.

Guaranteed Payments Payable
Guaranteed payments are considered compensation expense for financial reporting purposes. Guaranteed payments payable represents compensation expenses due to partners. At March 31, 2015, Cogent owed a total of $2,472,126 in guaranteed payments to partners.

Equity Incentive Plan
On June 1, 2006, Cogent adopted the Cogent Partners, LP Equity Incentive Plan (the “Incentive Plan”) to award employees based on specific performance goals. Units granted under the Incentive Plan are payable in cash at certain dates specified in grant letters issued under the Incentive Plan. The values of units granted are determined on the date of grant by a committee of senior managing directors of Cogent. Cogent records a liability for amounts payable under the Incentive Plan which are subject to changes based on certain measurements of the Partnership’s operating performance.

Non-controlling Interest
Cogent holds a direct controlling interest in CP Europe and CPCS and, accordingly, consolidates the accounts of CP Europe and CPCS with its accounts. Non-controlling interest represents the proportionate share of the equity in CP Europe and CPCS held by other parties. Income and losses are allocated based on the non-controlling interest holder’s percentage ownership during the year.

2.	USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the assessment of potentially doubtful accounts, assessments of potential impairment of long-lived assets, the fair value of unit-based compensation, and the provision for state income taxes. Because of the inherent uncertainties related to these estimates, it is at least reasonably possible that the estimates used will change within the near term. These consolidated financials are unaudited and should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2014.

COGENT PARTNERS, LP

NOTES TO FINANCIAL STATEMENTS

3.	NET CAPITAL REQUIREMENTS

CPCS is subject to the Securities and Exchange Commission’s Uniform Net Capital Rule (15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined in 15c3-1, shall not exceed 15 to 1.

At March 31, 2015, the Partnership had net capital of $1,818,779, which was $1,558,094 in excess of its minimum net capital requirement of $173,790. The Company handled no customer securities or accounts during the quarter ended March 31, 2015 and, accordingly, is not subject to the requirements under SEC Rule 15c3-3.

4.	UNIT-BASED AWARDS

Equity Incentive Plans
Units issued and outstanding at March 31, 2015 are scheduled to be paid in cash according to certain restrictions as defined in the Incentive Plan. The Partnership’s liability under the Incentive Plan is included in accrued liabilities and amounted to $2,773,032 at March 31, 2015. The compensation expense for the quarter ending March 31, 2015 was $750,034.

5.	PARTNERS’ CAPITAL

Cogent’s income and losses are allocated first to the partners holding preferred units, based on the ratio of units owned to the sum of the total preferred units outstanding, plus 72,000 common units, plus the number of common units issued pursuant to a conversion of preferred units. Any remaining income or loss is then allocated to the partners holding common units, including the general partner, in accordance with their relative percentages of total common units outstanding. Holders of preferred units in Cogent are entitled to preferential distributions of: 1) any available cash on each distribution reference date, as defined in the partnership agreement; 2) net proceeds of a capital transaction; and 3) liquidating distributions, as defined in the partnership agreement. CPCS’s and CP Europe’s income and losses are allocated pro rata in accordance with each partner’s respective interest. Losses or credits are not allocated pro rata if they would cause a deficit balance in a partner’s capital account.

The Partnership declared and paid distributions to shareholders in the amount of $7,019,300 during the quarter ended March 31, 2015.

During the quarter ended March 31, 2015, Cogent sold 583.085 preferred units then immediately converted the preferred units to 645.810 common units and issued an additional 725.000 common units to Bernhard Engelien for $615,000. During the quarter ended March 31, 2015, the Partnership repurchased 725.000 common units from limited partners in the amount of $325,150.

During the quarter ended March 31, 2015, no new partners were admitted to the Partnership.

COGENT PARTNERS, LP

NOTES TO FINANCIAL STATEMENTS

6.	SUBSEQUENT EVENTS

The Partnership has evaluated subsequent events through June 5, 2015, the date these financial statements were available for issuance. Material subsequent events are as follows:

On April 21, 2015 Greenhill Cogent Holdings, LP (formerly known as Cogent Partners) first filed a declaratory judgment action in Texas seeking declaration that it does not owe a fee to Keefe, Bruyette & Woods (“KBW”) KBW for Greenhill’s acquisition of Cogent.  On April 24, 2015, KBW filed a case in federal court in New York.  KBW seeks a fee of less than $2,000,000.  Although there is a dispute whether Greenhill Cogent owes a fee to KBW for the Greenhill acquisition, Greenhill Cogent believes that it has good defenses to this claim and intends to vigorously defend against it and as such has not accrued for the fee.  Under the terms of the Unit Purchase Agreement a portion of the consideration paid at closing was placed in escrow to fund the amount, if any, determined to be payable related to the fee sought by KBW.

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